Exhibit 99.1

athenahealth, Inc. Appoints Dev Ittycheria to Board of Directors

WATERTOWN, Mass.--(BUSINESS WIRE)--July 7, 2010--athenahealth, Inc. (NASDAQ: ATHN), a leading provider of web-based practice management, electronic health record (EHR), and patient communication services to medical groups, today announced that Dev Ittycheria has accepted the Company’s offer to join its board of directors. The addition of Mr. Ittycheria increases the number of directors on athenahealth’s board to eight.

Mr. Ittycheria most recently served as president of the Enterprise Service Management division of BMC Software, where he was responsible for a business with $1.2 billion in annual revenue and approximately 4,100 employees. During his tenure at BMC, the company completely restructured its sales organization and sales methodology to dramatically increase sales productivity, demonstrably improved its product advantage through organic investments and multiple acquisitions, and clearly positioned itself as the leader in systems management.

Prior to BMC Software, Mr. Ittycheria was co-founder, president, and CEO of BladeLogic, which he helped build into one of the fastest growing enterprise software companies of the past decade culminating with a successful IPO in 2007. BladeLogic was sold to BMC for approximately $900 million in 2008, which represented the highest multiple paid for any public software company during that year.

Mr. Ittycheria said, “We are in the middle of one of the most exciting times in health care as the marriage of technology and care delivery is moving at a lightning pace and the power of the internet is proving to be a key enabler to doctors and hospitals looking to improve the efficiency of their organizations and the quality of care they can provide. athenahealth and its web-based practice management services are at the epicenter of this change, and I look forward to helping the company continue on its course of making doctors’ lives easier.”

“Dev brings invaluable experience to the athenahealth board of directors in building high-growth technology businesses that excel at acquiring customers. His admirable leadership and creative thinking as a corporate leader throughout his work in the technology sphere will benefit us greatly,” said Jonathan Bush, Chairman and CEO of athenahealth.

Mr. Ittycheria was recognized by Ernst & Young as an Entrepreneur of the Year for his leadership at BladeLogic and has been publicly recognized as one of the pioneers of the SaaS business model. He received a BS in Electrical Engineering from Rutgers University.

About athenahealth

athenahealth, Inc. is a leading provider of Internet-based business services for physician practices. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and automated and live patient communication services. For more information, please visit www.athenahealth.com or call (888) 652-8200.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the strengths that Mr. Ittycheria brings to the board of directors. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the risk that our service offerings will not operate in the manner that we expect, due to design flaws, security breaches, or otherwise; potential interruptions or delays in our internet-based service offerings; our reliance upon third parties, such as computer hardware, software, data-hosting, and internet infrastructure providers, which reliance may result in failures or disruptions in our service offerings; errors or omissions included in our payer and clinical intelligence rules engine and database; and the evolving and complex government regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

CONTACT:
athenahealth, Inc.
John Hallock (Media), 617-402-1428
Director, Corporate Communications
media@athenahealth.com
or
athenahealth, Inc.
Jennifer Heizer (Investors), 617-402-1322
Director, Investor Relations
investorrelations@athenahealth.com